EXHIBIT 23.1








CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference and use of our report, dated January 19, 2001, except for Note Y as to which the date is March 9, 2001, (which report is included in Item 8 of this Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 2000) in Registration Statement No. 33-49372 on Form S-8 and Registration Statement No. 33-61750 on Form S-3 of Redwood Empire Bancorp.



                                        Crowe, Chizek and Company LLP
South Bend, Indiana
March 22, 2001